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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                    September 13, 1999 (September 13, 1999)

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                           THERAPEUTIC ANTIBODIES INC.
             (Exact name of registrant as specified in its charter)

            Delaware                        0-25978                  62-1212485
(State or other jurisdiction of     (Commission File Number)       (IRS Employer
         incorporation)                                           Identification
                                                                      Number)


   1207 17th Avenue South
   Suite 103
   Nashville, Tennessee                                         37212
   (Address of principal executive offices)                     (Zip Code)

                                 (615) 327-1027
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

         On September 13, 1999, Therapeutic Antibodies Inc. (the "Company") filed with the Company Announcements Office of the London Stock Exchange its announcement that at its Annual Meeting of Stockholders, held in Nashville, Tennessee on September 13, 1999 at 8:00 a.m. Nashville time, a majority of the Company's stockholders entitled to vote at the meeting voted to approve and adopt the Agreement and Plan of Merger, dated as of May 20, 1999, with Proteus International, plc, a public company incorporated under the laws of England and Wales and that it is expected that the completion of the merger will occur at 9:00 a.m. London time on September 15, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         99.1 Copy of the announcement, dated September 13, 1999, filed with the Company Announcements Office of the London Stock Exchange, relating to approval by the Company's stockholders of the merger of the Company with a wholly-owned subsidiary of Proteus International plc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THERAPEUTIC ANTIBODIES INC.

                                        By:  /s/ Andrew J. Heath
                                             ----------------------------------
                                             Andrew J. Heath, M.D., Ph.D.
                                             Chief Executive Officer

Dated:  September 13, 1999